                                                                     Exhibit 5.1

                  [Letterhead of NACCO/Charles A. Bittenbender]

July 13, 2001


NACCO Industries, Inc.
5875 Landerbrook Drive
Mayfield Heights, OH  44124-4017

Re:  200,000 Shares of Class A Common Stock, Par Value $1.00 Per Share

Ladies and Gentlemen:

I am the Vice President, General Counsel and Secretary of NACCO Industries, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the proposed transfer by certain existing stockholders of up to 200,000 shares of Class A Common Stock, par value $1.00 per share, of the Company (the "Shares"), on a share for share basis, upon receipt, from time to time, of shares of Class B Common Stock, par value $1.00 per share, of the Company.

In rendering this opinion, I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. I have assumed, without independent investigation or inquiry: (1) that the signatures on all documents examined by me are genuine, (2) that if a signature purports to have been made in a corporate, fiduciary or other capacity, the person signing the document had authority to do so; and (3) the authenticity of all documents submitted to me as originals, and the conformity to the original documents of all copies submitted to me.

Based upon and subject to the foregoing, I am of the opinion that the Shares are duly authorized, validly issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the "Act") and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Charles A. Bittenbender

Charles A. Bittenbender